Exhibit 16

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Michael G. Clarke, Christopher O. Petersen, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, Joseph D’Alessandro, Megan E. Garcy, Robert M. Kurucza and George M. Silfen, each individually, as his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”), with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Series Trust and Columbia Funds Series Trust II, the following registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Series Trust and Columbia Funds Series Trust II of Columbia Funds Series Trust and Columbia Funds Series Trust II indicated below:

Target Fund	Acquiring Fund
Columbia Contrarian Europe Fund	Columbia Overseas Core Fund

Columbia Global Energy and Natural Resources Fund	Columbia Global Equity Value Fund

Columbia Global Infrastructure Fund	Columbia Global Equity Value Fund

Columbia Global Strategic Equity Fund	Columbia Capital Allocation Aggressive Portfolio

Columbia Select Global Growth Fund	Columbia Select Global Equity Fund

Columbia Select International Equity Fund	Columbia Acorn International Select

Columbia Small/Mid Cap Value Fund	Columbia Select Mid Cap Value Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated the 7th day of February, 2020.

/s/ George S. Batejan	Trustee
George S. Batejan

/s/ Kathleen A. Blatz	Trustee
Kathleen A. Blatz

/s/ Pamela G. Carlton	Trustee
Pamela G. Carlton

/s/ Patricia M. Flynn	Trustee
Patricia M. Flynn

/s/ Brian J. Gallagher	Trustee
Brian J. Gallagher

/s/ Catherine James Paglia	Trustee
Catherine James Paglia

/s/ Anthony M. Santomero	Trustee
Anthony M. Santomero

/s/ Minor M. Shaw	Trustee
Minor M. Shaw

/s/ William F. Truscott	Trustee
William F. Truscott

/s/ Sandra Yeager	Trustee
Sandra Yeager